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                                  EXHIBIT 12
                      STATEMENT OF COMPUTATION OF RATIOS
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                                                                      EXHIBIT 12

                       STATEMENT OF COMPUTATION OF RATIOS


Earnings To Fixed Charges                                                                       Six Months Ended
                                                                                                    June 30,
                                    1994          1993          1992        1991         1990         1995         1994
                                    ----          ----          ----        ----         ----         ----         ----
Earnings:
Income before income taxes       $  261,340   $  224,527   $  164,892   $  123,315    $   90,068  $  143,996  $  124,952
Plus:
 Fixed Charges                      506,688      404,165      388,838      479,405       502,721     375,824     215,306
Less:
 Capitalized interest                  (599)         (82)        (201)        (591)         (949)     (1,012)       (202)
                                 ----------   ----------   ----------   ----------    ----------  ----------  ----------
Earnings, including interest on
 deposits                           767,429      628,610      533,529      602,129       591,840     518,808     340,056


Less:
 Interest on deposits              (377,643)    (335,708)    (337,878)    (413,880)     (411,560)   (267,080)   (168,782)
                                 ----------   ----------   ----------   ----------    ----------  ----------  ----------
Earnings, excluding interest on
 deposits                        $  389,786   $  292,902   $  215,651   $  188,249    $  180,280  $  251,728  $  171,274
                                 ==========   ==========   ==========   ==========    ==========  ==========  ==========



Fixed Charges:
 Interest Expense                $  501,067   $  397,743   $  382,930   $  474,453    $  498,329  $  372,125  $  212,628
 Capitalized interest                   599           82          201          591           949       1,012         202
 Interest portion or rent expense     5,022        6,340        5,707        4,361         3,443       2,687       2,476
                                 ----------   ----------   ----------   ----------    ----------  ----------  ----------
  Total Fixed Charges            $  506,688   $  404,165   $  388,838   $  479,405    $  502,721  $  375,824  $  215,306
                                 ==========   ==========   ==========   ==========    ==========  ==========  ==========

Less:
 Interest on deposits              (377,643)    (335,708)    (337,878)    (413,880)     (411,560)   (267,080)   (168,782)
                                  ---------    ---------    ---------    ---------     ---------   ---------   ---------
  Total Fixed Charges excluding
  interest on deposits           $  129,045   $   68,457   $   50,960   $   65,525    $   91,161  $  108,744  $   46,524
                                 ==========   ==========   ==========   ==========    ==========  ==========  ==========


Earnings to Fixed Charges:

 Including interest on deposits        1.51         1.56         1.42         1.26          1.18       1.38         1.58
                                 ==========   ==========   ==========   ==========    ==========  ==========  ==========

 Excluding interest on deposits        3.02         4.28         4.23         2.87          1.98        2.31        3.68
                                 ==========   ==========   ==========   ==========    ==========  ==========  ==========